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                           MAGNA GROUP, INC.

                         AMENDED AND RESTATED

                   1996 LONG TERM PERFORMANCE PLAN





                                          Effective November 20, 1996


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                           MAGNA GROUP, INC.
                         AMENDED AND RESTATED
                    1996 LONG TERM PERFORMANCE PLAN



Section 1.  Establishment and Purpose . . . . . . . . . . . . . . .   1

Section 2.  Definitions . . . . . . . . . . . . . . . . . . . . . .   1

Section 3.  Administration. . . . . . . . . . . . . . . . . . . . .   4

Section 4.  Shares Reserved Under the Plan. . . . . . . . . . . . .   4

Section 5.  Participants. . . . . . . . . . . . . . . . . . . . . .   5

Section 6.  Types of Awards . . . . . . . . . . . . . . . . . . . .   5

Section 7.  Date of Granting Awards . . . . . . . . . . . . . . . .   5

Section 8.  Incentive Stock Options . . . . . . . . . . . . . . . .   5

Section 9.  Nonqualified Stock Options. . . . . . . . . . . . . . .   6

Section 10. Stock Appreciation Rights . . . . . . . . . . . . . . .   6

Section 11. Restricted Stock. . . . . . . . . . . . . . . . . . . .   7

Section 12. Performance Awards. . . . . . . . . . . . . . . . . . .   8

Section 13. Adjustment Provisions . . . . . . . . . . . . . . . . .   9

Section 14. Change of Control . . . . . . . . . . . . . . . . . . .   9

Section 15. Nontransferability. . . . . . . . . . . . . . . . . . .  11

Section 16. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 17. No Right to Employment. . . . . . . . . . . . . . . . .  12

Section 18. Duration, Amendment and Termination . . . . . . . . . .  12

Section 19. Miscellaneous . . . . . . . . . . . . . . . . . . . . .  13





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                           MAGNA GROUP, INC.
                         AMENDED AND RESTATED
                    1996 LONG TERM PERFORMANCE PLAN


                SECTION 1.  ESTABLISHMENT AND PURPOSE.

           Magna Group, Inc., effective April 30, 1996, established a long term incentive plan named the Magna Group, Inc. 1996 Long Term Performance Plan for certain employees of the Company and its Subsidiaries. Such plan was amended and restated by action of the Board on November 20, 1996. The purpose of this Plan is to encourage certain employees of the Company, and of such Subsidiaries of the Company as the Committee administering the Plan designates, to acquire Stock or to receive monetary payments based on the value of such Stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment. Compensation relating to Awards under the Plan is generally intended to qualify as "performance-based compensation" under Section 162(m) of the Code.


                       SECTION 2.  DEFINITIONS.

           Whenever used herein, the following terms shall have the respective meanings set forth below:

           (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

           (b)  AWARD means any Option, Stock Appreciation Right,
                Restricted Stock or Performance Award granted under the Plan.

           (c) BASE PRICE means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised, which in the case of an Incentive Stock Option or a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option or Stock Appreciation Right.

           (d)  BOARD means the Board of Directors of the Company.

           (e)  CHANGE OF CONTROL is defined in Section 14.

           (f) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

           (g) COMMITTEE means those members of the Compensation Committee of the Board each of whom is both (1) qualified to administer this Plan as contemplated by Rule 16b-3 and (2) considered to be an "outside director" as contemplated by Section 162(m) of the Code.

           (h) COMMON STOCK means the common stock, $2.00 par value, of the Company.

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           (i)  COMPANY means Magna Group, Inc., a Delaware
                corporation.

           (j) COVERED EMPLOYEE means a covered employee as that term is defined in Section 162(m) of the Code.

           (k) DISABILITY means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant's position on a full-time basis for a period of one hundred eighty (180) consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably).
                The Participant will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

           (l) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of any member of the Group.

           (m)  FAIR MARKET VALUE means, for any particular date,
                (i) for any period during which Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock on such exchange as of the close of such trading day, (ii) for any period during which Common Stock shall not be listed for trading on a national securities exchange, but when Common Stock is authorized as a Nasdaq National Market security, the last transaction price per share as quoted by The Nasdaq Stock Market (the "Nasdaq"), (iii) for any period during which Common Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when Common Stock shall be authorized as a Nasdaq SmallCap Market security, the closing bid price as reported by the Nasdaq, or (iv) the market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Committee in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

           (n) FINAL AWARD means the Award earned by each Participant at the end of the Performance Period.

           (o) GROUP means the Company and every Subsidiary of the Company.

           (p) OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an incentive stock option ("INCENTIVE STOCK OPTION") within the meaning of Section 422 of the Code, a nonqualified stock option ("NONQUALIFIED STOCK OPTION") or any other type of option.

           (q) PARTICIPANT means any Employee designated by the Committee to participate in the Plan.

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           (r)  PERFORMANCE AWARD means a right to receive a
                payment equal to the value of a unit or other measure, and includes shares of Stock which may be granted pursuant to an Option or as Restricted Stock, as determined by the Committee based on performance during a Performance Period.

           (s) PERFORMANCE PERIOD means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

           (t) PERIOD OF RESTRICTION means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

           (u) PERMITTED TRANSFEREE means either (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners.

           (v)  PLAN means the Magna Group, Inc. Amended and
                Restated 1996 Long Term Performance Plan.

           (w) PLAN YEAR means the Company's fiscal year commencing January 1 and ending December 31.

           (x) PROGRAM means an Award program established by the Committee which designates the Participants, the Covered Employees, a Performance Period, performance goals and formulas or standards for determining the amounts of Awards payable under the Plan.

           (y)  REPORTING PERSON means a person subject to Section
                16 of the Act.

           (z)  RESTRICTED STOCK means Stock granted pursuant to
                Section 11 or 12 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

           (aa) RETIREMENT (including NORMAL, EARLY and DISABILITY Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Company's Pension Plan, as amended and in effect at the time of such termination of employment.

           (ab) RULE 16b-3 means Rule 16b-3 under the Act as amended from time to time or any successor rule thereto.

           (ac) STOCK means the authorized and unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

           (ad) STOCK APPRECIATION RIGHT or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation

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                Right which is granted in conjunction with an
                Option, the Base Price shall be the Option exercise price.

           (ae) SUBSIDIARY means a subsidiary corporation as defined in Section 424 of the Code.


                      SECTION 3.  ADMINISTRATION.

           The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the Committee shall have plenary authority, to construe and interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective Stock Option, Restricted Stock and Performance Award agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, the Committee shall take no action which will impair any Option, Restricted Stock award or Performance Award previously granted under the Plan or cause the Plan not to meet the requirements of Rule 16b-3.


              SECTION 4.  SHARES RESERVED UNDER THE PLAN.

           Subject to Sections 10, 12 and 13 hereof, there is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Stock, which may be authorized but unissued shares or treasury shares. Of these shares of Stock, no more than 1,000,000 shares may be issued to Participants pursuant to Incentive Stock Options, subject to adjustment as set forth in the Plan. In addition, the amount of shares representing forfeited or tendered shares shall be available for Award only to persons not subject to
Section 16 of the Act.

           Except as provided in Section 13, in no event may more than 300,000 shares of Stock be issued in connection with the award of Restricted Stock pursuant to Section 11 or 12, unless such Stock was awarded as the payment for grants or rights under any other employee or compensation plan of the Company. Additionally, the maximum number of shares of Stock, which may be awarded in the form of Options or SARs to any one individual under the Plan shall be limited to 400,000 Shares.

           Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Awards are outstanding. Shares of Stock underlying expired, canceled or forfeited Options or Awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of Options is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan maximum if such Restricted Stock is forfeited.

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                       SECTION 5.  PARTICIPANTS.

           Participants will consist of such officers and key employees of the Company or any designated Subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any Plan Year shall not require the Committee to designate such person to receive an Award in any other Plan Year or to receive the same type or amount of Award as granted to the Participant in any other Plan Year or as granted to any other Participant in any Plan Year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.


                     SECTION 6.  TYPES OF AWARDS.

           The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different Participants. All Awards shall be in writing.


                 SECTION 7.  DATE OF GRANTING AWARDS.

           All Awards granted under the Plan shall be granted as of an award date. Promptly after each award date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return such agreement within thirty days after the date of mailing or delivery by the Company of the agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within the thirty-day period, the Participant's Award shall be automatically terminated, except that if the Participant dies within the thirty-day period such agreement shall be effective notwithstanding the fact that it has not been signed prior to death.


                 SECTION 8.  INCENTIVE STOCK OPTIONS.

           Incentive Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the Option is granted. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant. Subject to Section 14 hereof, Incentive Stock Options shall be exercisable not later than ten years after the date they are granted and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or Disability. In the event termination of employment occurs as a result of death or Disability, such an Option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12 month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. In no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness and

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transfers of employment between the Company and any Subsidiary shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amounts and limitations as may be provided from time to time by the Code and any regulations promulgated thereunder. The Fair Market Value of Stock shall be determined without regard to any restriction, other than a restriction which, by its terms, will never lapse.


                SECTION 9.  NONQUALIFIED STOCK OPTIONS.

           Nonqualified Stock Options shall consist of nonqualified Options to purchase shares of Stock at purchase prices determined by the Committee. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant or the Permitted Transferee, as the case may be. Subject to Section 14 hereof, Nonqualified Stock Options shall be exercisable not later than ten years after the date they are granted, and will terminate not later than three months after termination of employment for any reason other than death, Retirement or Disability. Leaves of absence granted by the Company for military service, illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment. The Committee shall have the right to determine at the time the Option is granted whether Shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions and, if so, the nature of the restrictions.


                SECTION 10.  STOCK APPRECIATION RIGHTS.

           Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1), (2) or
(3) above qualified as an Incentive Stock Option pursuant to
Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Act. At the discretion of the Committee, payment for SARs may be made in cash or Common Stock, or in a combination thereof. The following will apply upon exercise of a SAR:

                (a)   Exercise of SARs in Lieu of Exercise of
                      ---------------------------------------
           Options.  SARs exercisable in lieu of Options may be
           -------
           exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

                (b)   Exercise of SARs in Conjunction with Exercise
                      ---------------------------------------------
           of Options.  SARs exercisable in conjunction with the
           ----------
           exercise of Options shall be deemed to be exercised

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
           upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

                (c)   Exercise of SARs Upon Lapse of Options.
                      --------------------------------------
           SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

                (d)   Exercise of SARs Independent of Options.
                      ---------------------------------------
           SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.


                    SECTION 11.  RESTRICTED STOCK.

           Restricted Stock shall consist of Stock issued under the Plan at any purchase price less than the Fair Market Value thereof on the date of issuance, or as a bonus. In the case of any Restricted Stock:

                (a) The purchase price, if any, will be determined by the Committee.

                (b) Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof;
           (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the Participant that they intend to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

                (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

                (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

                (e)   The Committee shall determine whether
           Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

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                   SECTION 12.  PERFORMANCE AWARDS.

                (a)   Performance Period.  For each Program, the
                      ------------------
           Committee shall set forth a Performance Period over which performance will be measured to determine whether and in what amounts to pay Awards to Participants. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code. Each Program shall also set forth those individuals the Committee believes may be or may become Covered Employees for the applicable Performance Period.

                (b)   Performance Criteria and Goals.  All Awards
                      ------------------------------
           shall be based upon any one or more of the following financial measures of the Company: (i) return on average assets; (ii) earnings per share; (iii) return on stockholders' equity; (iv) net interest rate margin; and/or (v) overhead ratio. The Committee may also provide for additional opportunities based upon the attainment of specific business objectives and other measures of individual, business unit or Company performance, and such other goals or a combination thereof as may be established by the Committee. For each Program and for each Participant, the Committee shall designate one or more objective performance goals based upon one or more of the criteria listed above. No Award shall be paid if the applicable performance goals are not satisfied; provided, however, performance goals may include standards for partial achievement and provide for a partial award for partial achievement.

                (c)   Performance Awards.  Performance Awards may
                      ------------------
           consist of Options, Stock, Restricted Stock or a combination thereof, to be issued with or without any payment therefor, in the event the performance goals established by the Committee are achieved during the Performance Period. For each Program, the Committee shall designate an objective formula or standard for determining each Participant's Award. Except with respect to Awards payable to Covered Employees, and notwithstanding the failure to satisfy the applicable performance goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant's Award above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of an Award payable to Covered Employees below the standard or formula amount to reflect individual performance and/or unanticipated factors. Actual payment of the Award earned shall be in Restricted Stock, Stock or in a combination thereof, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock or Restricted Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. No Performance Award shall entitle any individual to receive more than 300,000 shares of Stock.

                (d)   Payment of Awards.  After the close of each
                      -----------------
           Performance Period, the Committee shall certify in writing the achievement of the applicable performance goal(s) and the amounts of any Awards payable to the Participants under the applicable formula(s) or standard(s). All or part of the Awards payable to Participants who are not Covered Employees may be paid prior to the end of a Performance Period on an estimated basis, subject to adjustment in the discretion of the Committee. All or part of the Awards payable to Covered Employees may be paid prior to the end of a Performance Period only if such earlier payment does not result in such Award failing to constitute qualified performance-based compensation under Section 162(m) of the Code

           (e.g., if achievement of the applicable performance goal(s) can be certified prior to the end of the Performance Period). Subject to the foregoing, the timing of payment of all Awards to both Covered Employees and Participants who are not Covered Employees shall be within the discretion of the Committee.


                  SECTION 13.  ADJUSTMENT PROVISIONS.

                (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number of shares which may be granted in the form of Options, SARs, Restricted Stock or Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards shall be deemed to contain provisions for their continuation or for other equitable adjustments after changes in Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

                (b) Notwithstanding any other provision of this Plan or in any Award, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.


                    SECTION 14.  CHANGE OF CONTROL.

           Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Committee has granted an award under this Plan shall so provide, upon a Change of Control outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

                (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

                (b) During the six month and seven day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, a Participant or Permitted Transferee, as the case may be, shall have the right, in lieu of the payment of the Base Price of the shares of Stock being purchased under an Option and by giving notice to the Committee, to elect (within the Exercise Period) in lieu of exercise thereof, provided that if such Option is held by a Reporting Person either (i) such grant was approved by either the Board or the Committee or (ii) more than six (6) months have elapsed from the grant thereof, to surrender all or part of the Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this subsection 14(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which Common Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Common Stock on such exchange as of the close of such trading day, (B) for any period during which Common Stock shall not be listed for trading on a national securities exchange, but when Common Stock shall be authorized as a Nasdaq National Market security, the highest price per share as quoted by the Nasdaq, (C) for any period during which Common Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when Common Stock shall be authorized as a Nasdaq SmallCap Market security, the highest average of the high bid and low asked prices as reported by the Nasdaq, or (D) the highest market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Committee in the event neither (A), (B) nor (C) above shall be applicable, in each case during the 60-day period prior to and ending on the date of the Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in subsections 14(e)(i), (iii), (iv) or (v) hereof, the highest price per share of Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of Common Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Common Stock (to the extent required pursuant to Section 422 of the Code) on the date of surrender thereof.

                (c)   Any outstanding and unexercised Stock
           Appreciation Rights (other than such rights which arise pursuant to subsection 14(b) hereof) shall become exercisable as follows:

                      (i) Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections, except that SARs exercised by Reporting Persons for cash shall have been either
                (i) approved by the Board or the Committee or (ii) held for six months prior to exercise.

                      (ii)   Any SAR described in subsection 10(c)
                shall be deemed to have been exercised if and when the Participant advises the Committee in writing that the Participant elects to have Options with respect to which the SAR was granted treated as having lapsed, except that SARs exercised by Reporting Persons for cash shall have been either
                (i) approved by the Board or the Committee or (ii) held for six months prior to exercise.

                      (iii)  Any SAR described in subsection
                10(d) shall be exercisable immediately, without regard to limitations imposed upon such exercise which are related to the passage of time, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Committee or (ii) held for six months prior to exercise.

                (d)   Any Restricted Stock granted pursuant to
           Section 11 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend specified by subsection 11(e). Unless such award of Restricted Stock shall have been approved by either the Board or the Committee, Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of award of such Restricted Stock.

                (e) For purposes of this Plan, Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if:
           (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.


                   SECTION 15.  NONTRANSFERABILITY.

           Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, authorize all or a portion of a Nonqualified Stock Option granted or to be granted to a Participant to be on terms which permit transfer by such Participant to a Permitted Transferee, provided that (i) there may be no consideration paid for any such transfer, (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section or such proposed transfer must be approved by the Committee, (iii) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except those (x) by will or the laws of descent and distribution or (y) to any other Permitted Transferee of the Participant, and (iv) the Participant shall remain subject to withholding taxes upon exercise of the Nonqualified Stock Option by a Permitted Transferee. Following transfer, any such Nonqualified Stock

Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The Company shall have no obligation to provide a Permitted Transferee with notice of the early termination of a Nonqualified Stock Option. Awards granted under the Plan to a Participant shall be exercisable, during the Participant's lifetime, only by the Participant or a Permitted Transferee, as the case may be. In the event of the death of a Participant, exercise or payment shall be made only:

                (a) By or to the Permitted Transferee, the executor or administrator of the estate of the deceased
           Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

                (b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of the Participant's death.


                          SECTION 16.  TAXES.

           The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value on the date of such notice; provided, however, with respect to Reporting Persons, such withholding shall be satisfied by a reduction of the number of shares otherwise so deliverable. A Participant shall remain subject to withholding taxes upon the exercise of a Nonqualified Stock Option by a Permitted Transferee.


                 SECTION 17.  NO RIGHT TO EMPLOYMENT.

           A Participant's right, if any, to continue to serve the Company and its Subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by such individual's designation as a Participant under the Plan.


           SECTION 18.  DURATION, AMENDMENT AND TERMINATION.

           No Award shall be granted more than ten years after the effective date of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein (notwithstanding the fact that an amendment or modification may cause an Option to no longer qualify as an Incentive Stock Option). Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company: (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; (c) modify the requirements as to eligibility for Awards under the Plan; or (d) cause the Plan not to comply with either Rule 16b-3, or any successor rule, under the Act or Section 162(m) of the Code.


                      SECTION 19.  MISCELLANEOUS.

           (a)  Governing Law.  Subject to the provisions of
                -------------
applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Missouri.

           (b)  Severability.  The invalidity of any particular
                ------------
clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.